Washington Real Estate Investment Trust
First Quarter 2014

Supplemental Operating and Financial Data
Contact:	6110 Executive Boulevard
William T. Camp	Suite 800
Executive Vice President and	Rockville, MD 20852
Chief Financial Officer	(301) 984-9400
E-mail: bcamp@writ.com	(301) 984-9610 fax

Company Background and Highlights
First Quarter 2014

Washington Real Estate Investment Trust ("Washington REIT") is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. Washington REIT has a diversified portfolio with investments in office, retail, and multifamily properties and land for development.

In the first quarter, Washington REIT acquired Yale West, a 216 unit Class A apartment building located in the Mount Vernon Triangle neighborhood of Washington, DC for $73 million. Built in 2011, Yale West is a twelve-story building with a three-level parking garage, located at 443 New York Avenue, NW in Washington's East End. The property is two blocks from the Mount Vernon Square - Convention Center Metro Station (Green and Yellow Lines) and has accessibility to the amenity rich East End, Central Business District and Capitol Hill workplaces. Washington REIT assumed a $48.2 million 5.55% mortgage maturing on January 1, 2052 with optional prepayment ability beginning January 1, 2015. The balance of the purchase price was funded with available proceeds from the recent Medical Office Portfolio sale.

Washington REIT also acquired The Army Navy Club Building, a 108,000 square foot Class A office building located at 1627 Eye Street, NW in Washington's Central Business District for $79 million. Originally constructed in 1912, The Army Navy Club building is a twelve-story building with a three-level parking garage located on the corner of Farragut Square. The property was completely redeveloped and expanded in 1987 when four additional floors were added to the property. The Army Navy Club is one block from the Farragut West (Blue and Orange Lines) and Farragut North (Red Line) Metro Stations. Washington REIT assumed a $52.6 million 3.45% mortgage maturing on May 1, 2017 with optional prepayment ability beginning May 1, 2014. The balance of the purchase price was funded with available proceeds from the recent Medical Office Portfolio sale.

Subsequent to quarter end, Washington REIT announced the appointment of Mr. Thomas Q. Bakke as the company's Executive Vice President and Chief Operating Officer. Mr. Bakke joins Washington REIT with more than 25 years of real estate experience and will be responsible for overseeing all aspects of Washington REIT's real estate operations, including asset management, marketing, leasing, property management and development.

Washington REIT signed commercial leases totaling 159,978 square feet, including 72,770 square feet of new leases and 87,208 square feet of renewal leases. New leases had an average rental rate increase of 16.6% over expiring lease rates on a GAAP basis and an average lease term of 8.2 years. Commercial tenant improvement costs were $27.41 per square foot and leasing commissions and incentives were $21.93 per square foot for new leases. Renewal leases had an average rental rate increase of 13.1% over expiring lease rates on a GAAP basis and an average lease term of 5.8 years. Commercial tenant improvement costs were $10.28 per square foot and leasing commissions and incentives were $15.49 per square foot for renewal leases.

As of March 31, 2014, Washington REIT owned a diversified portfolio of 53 properties totaling approximately 7 million square feet of commercial space and 2,890 residential units, and land held for development. These 53 properties consist of 24 office properties, 16 retail centers and 13 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE: WRE).

Company Background and Highlights
First Quarter 2014

Net Operating Income Contribution by Sector - First Quarter 2014

Retail
25%
(2.4 million sq ft)
Multifamily
20%
(2,890 units)
Office
55%
(4.7 million sq ft)
Harris Teeter
Open 24 Hours

Note: Excludes held for sale and sold properties: Medical Office Portfolio (see Supplemental Definitions on page 31 for list of properties included in the Medical Office Portfolio)

Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2013 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
OPERATING RESULTS	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Real estate rental revenue	$68,611	$66,721	$65,828	$65,915	$64,560
Real estate expenses	(26,342)	(23,826)	(23,243)	(23,670)	(22,554)
	42,269	42,895	42,585	42,245	42,006
Real estate depreciation and amortization	(22,753)	(22,412)	(21,168)	(21,037)	(21,123)
Income from real estate	19,516	20,483	21,417	21,208	20,883
Interest expense	(14,530)	(15,629)	(15,930)	(15,824)	(16,190)
Other income	223	221	220	246	239
Acquisition costs	(3,045)	(817)	(148)	(87)	(213)
Gain (loss) on extinguishment of debt	—	(2,737)	—	—	—
General and administrative	(4,429)	(5,818)	(3,850)	(4,005)	(3,862)
(Loss) income from continuing operations	(2,265)	(4,297)	1,709	1,538	857
Discontinued operations:
Income from operations of properties sold or held for sale	546	4,256	4,131	3,725	3,283
Gain on sale of real estate	106,273	18,949	—	—	3,195
Income from discontinued operations	106,819	23,205	4,131	3,725	6,478

Net income	104,554	18,908	5,840	5,263	7,335
Less: Net income from noncontrolling interests	—	—	—	—	—
Net income attributable to the controlling interests	$104,554	$18,908	$5,840	$5,263	$7,335
Per Share Data:
Net income	$1.56	$0.28	$0.09	$0.08	$0.11
Fully diluted weighted average shares outstanding	66,701	66,591	66,561	66,556	66,519
Percentage of Revenues:
Real estate expenses	38.4%	35.7%	35.3%	35.9%	34.9%
General and administrative	6.5%	8.7%	5.8%	6.1%	6.0%
Ratios:
Adjusted EBITDA / Interest expense	2.5x	2.6x	2.9x	2.9x	2.8x
Income from continuing operations/Total real estate revenue	(3.3)%	(6.4)%	2.6%	2.3%	1.3%
Net income /Total real estate revenue	152.4%	28.3%	8.9%	8.0%	11.4%
Note: Certain prior quarter amounts have been reclassified to conform to the current quarter presentation.

Medical Office Portfolio (In thousands) (Unaudited)

	Three Months Ended
Income from Medical Office Portfolio (1):	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Real estate rental revenue	$892	$8,651	$12,073	$12,357	$12,364
Real estate expenses	(346)	(4,184)	(4,398)	(3,759)	(4,537)
	546	4,467	7,675	8,598	7,827
Real estate depreciation and amortization	—	—	(3,215)	(4,545)	(4,401)
Interest expense	—	(211)	(329)	(328)	(328)
Real estate impairment	—	—	—	—	—
Income from operations of Medical Office Portfolio (1)	546	4,256	4,131	3,725	3,098
Income from operations of sold properties (2)	—	—	—	—	185
Gain on sale of real estate	106,273	18,949	—	—	3,195
Income from discontinued operations	$106,819	$23,205	$4,131	$3,725	$6,478

	As of
Investment in Medical Office Portfolio (1):	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Office	$—	$—	$55,049	$54,902	$54,794
Medical Office	—	125,967	409,486	409,040	408,107
Total	—	125,967	464,535	463,942	462,901
Less accumulated depreciation	—	(46,066)	(118,378)	(115,796)	(111,601)
Investment in real estate sold or held for sale, net	$—	$79,901	$346,157	$348,146	$351,300

Mortgage notes payable secured by Medical Office Portfolio (1)	$—	$—	$23,467	$23,627	$23,785

(1) Medical Office Portfolio:
Office - Woodholme Center and 6565 Arlington Boulevard
Medical Office - 2440 M Street, 15001 Shady Grove Road, 15505 Shady Grove Road, 19500 at Riverside Park (formerly Lansdowne Medical Office Building), 9707 Medical Center Drive, CentreMed I and II, 8301 Arlington Boulevard, Sterling Medical Office Building, Shady Grove Medical Village II, Alexandria Professional Center, Ashburn Farm Office Park I, II and III, Woodholme Medical Office Building, Woodburn Medical Park I and II, and Prosperity Medical Center I, II and III

Washington REIT entered into four separate contracts with a single buyer to sell all of the held for sale properties (collectively, the "Medical Office Portfolio") for a combined sales price of $500.8 million. The first two separate sale transactions of its medical office portfolio closed on November 21 and November 22, 2013 for an aggregate sales price of $307.2 million. The second two sales transactions closed on January 21, 2014 for an aggregate sales price of $193.6 million.

(2) Non Medical Office Portfolio Sold properties:
Office - The Atrium Building (sold on March 19, 2013)

Consolidated Balance Sheets (In thousands) (Unaudited)

	3/31/2014		12/31/2013		9/30/2013		6/30/2013		3/31/2013
Assets
Land	$472,056		$426,575		$418,008		$418,008		$418,008
Income producing property	1,784,850		1,675,652		1,624,617		1,608,939		1,595,083
	2,256,906		2,102,227		2,042,625		2,026,947		2,013,091
Accumulated depreciation and amortization	(581,644)		(565,342)		(548,549)		(531,197)		(514,173)
Net income producing property	1,675,262		1,536,885		1,494,076		1,495,750		1,498,918
Development in progress, including land held for development	68,963		61,315		55,580		51,397		49,041
Total real estate held for investment, net	1,744,225		1,598,200		1,549,656		1,547,147		1,547,959
Investment in real estate held for sale, net	—		79,901		346,157		348,146		351,300
Cash and cash equivalents	62,080		130,343		7,923		5,919		16,743
Restricted cash	107,039		9,189		7,547		10,254		9,560
Rents and other receivables, net of allowance for doubtful accounts	52,736		48,756		48,619		49,436		48,988
Prepaid expenses and other assets	109,092		105,004		110,116		101,829		102,773
Other assets related to properties sold or held for sale	—		4,100		18,337		18,011		18,797
Total assets	$2,075,172		$1,975,493		$2,088,355		$2,080,742		$2,096,120
Liabilities
Notes payable	$746,830		$846,703		$846,576		$846,450		$846,323
Mortgage notes payable	404,359		294,671		290,838		288,584		288,611
Lines of credit	—		—		85,000		75,000		70,000
Accounts payable and other liabilities	56,804		51,742		57,116		48,836		53,472
Advance rents	14,688		13,529		11,749		12,382		12,653
Tenant security deposits	8,402		7,869		7,639		7,559		7,539
Liabilities related to properties sold or held for sale	—		1,533		31,275		30,703		32,696
Total liabilities	1,231,083		1,216,047		1,330,193		1,309,514		1,311,294
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—		—		—		—		—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized	666		665		665		665		665
Additional paid-in capital	1,151,353		1,151,174		1,148,837		1,147,710		1,146,683
Distributions in excess of net income	(312,417)		(396,880)		(395,816)		(381,623)		(366,821)
Total shareholders' equity	839,602		754,959		753,686		766,752		780,527
Noncontrolling interests in subsidiaries	4,487		4,487		4,476		4,476		4,299
Total equity	844,089		759,446		758,162		771,228		784,826
Total liabilities and equity	$2,075,172		$1,975,493		$2,088,355		$2,080,742		$2,096,120
Total Debt / Total Market Capitalization	0.42	:1	0.42	:1	0.43	:1	0.41	:1	0.40	:1

Funds from Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Funds from operations(1)
Net income	$104,554	$18,908	$5,840	$5,263	$7,335
Real estate depreciation and amortization	22,753	22,412	21,168	21,037	21,123
Discontinued operations:
Gain on sale of real estate	(106,273)	(18,949)	—	—	(3,195)
Real estate depreciation and amortization	—	—	3,215	4,545	4,401
Funds from operations (FFO)	21,034	22,371	30,223	30,845	29,664
Loss (gain) on extinguishment of debt	—	2,737	—	—	—
Real estate impairment	—	92	—	—	—
Severance expense	48	2,157	250	266	(183)
Acquisition costs	3,045	817	148	87	213
Core FFO (1)	$24,127	$28,174	$30,621	$31,198	$29,694

Allocation to participating securities(2)	(295)	(44)	(109)	(142)	(120)

FFO per share - basic	$0.31	$0.34	$0.45	$0.46	$0.44
FFO per share - fully diluted	$0.31	$0.34	$0.45	$0.46	$0.44
Core FFO per share - fully diluted	$0.36	$0.42	$0.46	$0.47	$0.44

Common dividend per share	$0.30	$0.30	$0.30	$0.30	$0.30

Average shares - basic	66,701	66,591	66,410	66,405	66,393
Average shares - fully diluted (for FFO and FAD)	66,750	66,634	66,561	66,556	66,519
(1) See "Supplemental Definitions" on page 31 of this supplemental for the definitions of FFO and Core FFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Funds Available for Distribution (In thousands, except per share data) (Unaudited)

	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Funds available for distribution(1)
FFO	$21,034	$22,371	$30,223	$30,845	$29,664
Non-cash loss (gain) on extinguishment of debt	—	88	—	—	—
Tenant improvements	(4,899)	(7,717)	(3,957)	(5,918)	(3,975)
Leasing commissions and incentives	(1,640)	(6,083)	(3,746)	(2,342)	(2,606)
Recurring capital improvements	(888)	(1,953)	(1,917)	(2,311)	(721)
Straight-line rent, net	(353)	(353)	(578)	(483)	(343)
Non-cash fair value interest expense	195	256	255	255	254
Non-real estate depreciation and amortization	872	906	939	933	958
Amortization of lease intangibles, net	239	219	129	86	41
Amortization and expensing of restricted share and unit compensation	1,041	2,623	1,215	1,355	1,018
Real estate impairment	—	92	—	—	—
Funds available for distribution (FAD)	15,601	10,449	22,563	22,420	24,290
Cash loss (gain) on extinguishment of debt	—	2,649	—	—	—
Non-share-based severance expense	48	1,537	—	—	—
Acquisition costs	3,045	817	148	87	213
Core FAD (1)	$18,694	$15,452	$22,711	$22,507	$24,503

Allocation to participating securities(2)	(295)	(44)	(109)	(142)	(120)

FAD per share - basic	$0.23	$0.16	$0.34	$0.34	$0.36
FAD per share - fully diluted	$0.23	$0.16	$0.34	$0.33	$0.36
Core FAD per share - fully diluted	$0.28	$0.23	$0.34	$0.34	$0.37

Common dividend per share	$0.30	$0.30	$0.30	$0.30	$0.30

Average shares - basic	66,701	66,591	66,410	66,405	66,393
Average shares - fully diluted (for FFO and FAD)	66,750	66,634	66,561	66,556	66,519
(1)  See "Supplemental Definitions" on page 31 of this supplemental for the definitions of FAD and Core FAD.
(2)  Adjustment to the numerators for FAD and Core FAD per share calculations when applying the two-class method for calculating EPS.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Adjusted EBITDA (1)

Net income	$104,554	$18,908	$5,840	$5,263	$7,335
Add:
Interest expense, including discontinued operations	14,530	15,840	16,259	16,152	16,518
Real estate depreciation and amortization, including discontinued operations	22,753	22,412	24,383	25,582	25,524
Income tax expense	—	(25)	6	24	—
Real estate impairment	—	92	—	—	—
Non-real estate depreciation	193	196	203	215	196
Less:
Gain on sale of real estate	(106,273)	(18,949)	—	—	(3,195)
Loss (gain) on extinguishment of debt	—	2,737	—	—	—
Adjusted EBITDA	$35,757	$41,211	$46,691	$47,236	$46,378

(1) Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain on sale of real estate, real estate impairment, gain/loss on extinguishment of debt and gain from non-disposal activities. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis ($'s in thousands)

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Balances Outstanding

Secured (1)
Conventional fixed rate	$404,359	$294,671	$314,305	$312,211	$312,396
Unsecured
Fixed rate bonds and notes	746,830	846,703	846,576	846,450	846,323
Credit facility	—	—	85,000	75,000	70,000
Unsecured total	746,830	846,703	931,576	921,450	916,323
Total	$1,151,189	$1,141,374	$1,245,881	$1,233,661	$1,228,719

Average Interest Rates

Secured
Conventional fixed rate	5.4%	6.1%	6.1%	6.1%	6.1%
Unsecured
Fixed rate bonds	4.9%	4.9%	4.9%	4.9%	4.9%
Credit facilities	—%	—%	1.4%	1.4%	1.4%
Unsecured total	4.9%	4.9%	4.6%	4.6%	4.7%
Average	5.0%	5.2%	5.0%	5.0%	5.0%

Note: The current balances outstanding of the secured and unsecured fixed rate bonds and notes are shown net of discounts/premiums in the amount of $3.9 million and $3.2 million, respectively.

(1) The secured balances outstanding include the mortgage notes payable which have been reclassified to 'Liabilities related to properties sold or held for sale' on the consolidated balance sheet, the mortgage notes payable are secured by Woodholme Medical Center, Ashburn Farm Office Park I, Ashburn Farm Office Park III totaling $23.5 million (repaid on November 21, 2013 and November 22, 2013). See Medical Office Portfolio Supplemental page 5 for detail by quarter.

Long Term Debt Maturities (in thousands, except average interest rates)
, except per share data)

	Future Maturities of Debt
Year	Secured Debt	Unsecured Debt	Credit Facilities	Total Debt	Avg Interest Rate
2014	$—	$—	$—	$—
2015	—	150,000	—	150,000	5.4%
2016	142,260	—	—	142,260	5.5%
2017	150,903	—	—	150,903	5.9%
2018	—	—	—	—
2019	31,280	—	—	31,280	5.4%
2020	—	250,000	—	250,000	5.1%
2021	—	—	—	—
2022	44,517	300,000	—	344,517	4.0%
2023	—	—	—	—
2024	—	—	—	—
Thereafter	—	50,000	—	50,000	7.4%
Scheduled principal payments	$368,960	$750,000	$—	$1,118,960	5.1%
Scheduled amortization payments	31,469	—	—	31,469	4.7%
Net discounts/premiums	3,930	(3,170)	—	760
Total maturities	$404,359	$746,830	$—	$1,151,189	5.0%
Weighted average maturity =5.8 years

Debt Covenant Compliance

	Unsecured Notes Payable		Unsecured Line of Credit #1 ($100.0 million)		Unsecured Line of Credit #2 ($400.0 million)
	Quarter Ended March 31, 2014	Covenant	Quarter Ended March 31, 2014	Covenant	Quarter Ended March 31, 2014	Covenant
% of Total Indebtedness to Total Assets(1)	42.2%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.0	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	14.8%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	2.8	≥ 1.5	N/A	N/A	N/A	N/A
Tangible Net Worth(3)	N/A	N/A	$868.9 million	≥ $673.4 million	$870.2 million	≥ $671.9 million
% of Total Liabilities to Gross Asset Value(5)	N/A	N/A	53.4%	≤ 60.0%	53.4%	≤ 60.0%
% of Secured Indebtedness to Gross Asset Value(5)	N/A	N/A	16.2%	≤ 35.0%	16.2%	≤ 35.0%
Ratio of EBITDA(4) to Fixed Charges(6)	N/A	N/A	2.41	≥ 1.50	2.41	≥ 1.50
Ratio of Unencumbered Pool Value(7) to Unsecured Indebtedness	N/A	N/A	2.29	≥ 1.67	2.29	≥ 1.67
Ratio of Unencumbered Net Operating Income to Unsecured Interest Expense	N/A	N/A	3.22	≥ 2.00	3.22	≥ 2.00
Ratio of Investments(8) to Gross Asset Value(5)	N/A	N/A	4.8%	≤ 15.0%	4.8%	≤ 15.0%

(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Tangible Net Worth is defined as shareholders equity less accumulated depreciation at the commitment start date plus current accumulated depreciation.
(4) EBITDA is defined in our debt covenants as earnings before minority interests, depreciation, amortization, interest expense, income tax expense, and extraordinary and nonrecurring gains and losses.

(5) Gross Asset Value is calculated by applying a capitalization rate to the annualized EBITDA(4) from the most recently ended quarter, excluding EBITDA from disposed properties and current quarter acquisitions. To this amount, the purchase price of current quarter acquisitions, cash and cash equivalents and development in progress is added.

(6) Fixed Charges consist of interest expense, principal payments, ground lease payments and replacement reserve payments.
(7) Unencumbered Pool Value is calculated by applying a capitalization rate of 7.50% to the net operating income from unencumbered properties owned for the entire quarter. To this we add the purchase price of unencumbered acquisitions during the current quarter.

(8) Investments is defined as development in progress, including land held for development, plus budgeted development costs upon commencement of construction, if any.

Capital Analysis (In thousands, except per share amounts)

	3/31/2014		12/31/2013		9/30/2013		6/30/2013		3/31/2013
Market Data

Shares Outstanding	66,630		66,531		66,500		66,500		66,485
Market Price per Share	$23.88		$23.36		$25.27		$26.91		$27.84
Equity Market Capitalization	$1,591,124		$1,554,164		$1,680,455		$1,789,515		$1,850,942

Total Debt	$1,151,189		$1,141,374		$1,245,881		$1,233,661		$1,228,719
Total Market Capitalization	$2,742,313		$2,695,538		$2,926,336		$3,023,176		$3,079,661

Total Debt to Market Capitalization	0.42	:1	0.42	:1	0.43	:1	0.41	:1	0.40	:1

Earnings to Fixed Charges(1)	0.8x		0.7x		1.1x		1.1x		1.0x
Debt Service Coverage Ratio(2)	2.3x		2.5x		2.7x		2.8x		2.7x

Dividend Data

Total Dividends Paid	$20,092		$19,972		$20,033		$20,065		$20,034
Common Dividend per Share	$0.30		$0.30		$0.30		$0.30		$0.30
Payout Ratio (Core FFO per share basis)	83.3%		71.4%		65.2%		63.8%		68.2%
Payout Ratio (Core FAD per share basis)	107.1%		130.4%		88.2%		88.2%		81.1%
Payout Ratio (FAD per share basis)	130.4%		187.5%		88.2%		90.9%		83.3%

(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 9) by interest expense and principal amortization.

Same-Store Portfolio Net Operating Income (NOI) Growth & Rental Growth 2014 vs. 2013

	Three Months Ended March 31,
	2014	2013	% Change	Rental Rate Growth
Cash Basis:
Multifamily	$7,506	$7,783	(3.6)%	0.8%
Office	21,663	21,533	0.6%	1.4%
Retail	10,276	10,191	0.8%	0.5%
Overall Same-Store Portfolio (1)	$39,445	$39,507	(0.2)%	1.1%

GAAP Basis:
Multifamily	$7,603	$7,943	(4.3)%	0.8%
Office	21,837	21,781	0.3%	1.1%
Retail	10,394	10,269	1.2%	0.6%
Overall Same-Store Portfolio (1)	$39,834	$39,993	(0.4)%	1.0%

(1) Non same-store properties were:
Acquisitions:
Multifamily - The Paramount and Yale West
Office - The Army Navy Club Building
Redevelopment:
Office - 7900 Westpark Drive
Sold properties:
Office - The Atrium Building
Medical Office/Office - The Medical Office Portfolio (see Supplemental Definitions on page 31 for list of properties included in the Medical Office Portfolio)

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended March 31, 2014
	Multifamily	Office	Medical Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$13,335	$36,201	$—	$14,625	$—	$64,161
Non same-store - acquired and in development (1)	1,587	2,863	—	—	—	4,450
Total	14,922	39,064	—	14,625	—	68,611
Real estate expenses
Same-store portfolio	5,732	14,364	—	4,231	—	24,327
Non same-store - acquired and in development (1)	683	1,332	—	—	—	2,015
Total	6,415	15,696	—	4,231	—	26,342
Net Operating Income (NOI)
Same-store portfolio	7,603	21,837	—	10,394	—	39,834
Non same-store - acquired and in development (1)	904	1,531	—	—	—	2,435
Total	$8,507	$23,368	$—	$10,394	$—	$42,269

Same-store portfolio NOI GAAP basis (from above)	$7,603	$21,837	$—	$10,394	$—	$39,834
Straight-line revenue, net for same-store properties	6	(412)	—	(136)	—	(542)
FAS 141 Min Rent	(103)	57	—	(47)	—	(93)
Amortization of lease intangibles for same-store properties	—	181	—	65	—	246
Same-store portfolio NOI, cash basis	$7,506	$21,663	$—	$10,276	$—	$39,445
Reconciliation of NOI to net income
Total NOI	$8,507	$23,368	$—	$10,394	—	$42,269
Depreciation and amortization	(4,626)	(14,595)	—	(3,269)	(263)	(22,753)
General and administrative	—	—	—	—	(4,429)	(4,429)
Interest expense	(1,888)	(2,558)	—	(256)	(9,828)	(14,530)
Other income	—	—	—	—	223	223
Acquisition costs	—	—	—	—	(3,045)	(3,045)
Discontinued operations:
Income from operations of properties sold or held for sale (1)	—	—	546	—	—	546
Gain on sale of real estate	—	—	—	—	106,273	106,273
Net income (loss)	1,993	6,215	546	6,869	88,931	104,554
Net income attributable to noncontrolling interests	—	—	—	—	—	—
Net income (loss) attributable to the controlling interests	$1,993	$6,215	$546	$6,869	$88,931	$104,554
(1) For a list of non-same-store properties and held for sale and sold properties, see page 14 of this Supplemental.

Same-Store Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended March 31, 2013
	Multifamily	Office	Medical Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$13,333	$34,059	$—	$13,834	$—	$61,226
Non same-store - acquired and in development (1)	—	3,334	—	—	—	3,334
Total	13,333	37,393	—	13,834	—	64,560

Real estate expenses
Same-store portfolio	5,390	12,278	—	3,565	—	21,233
Non same-store - acquired and in development (1)	—	1,321	—	—	—	1,321
Total	5,390	13,599	—	3,565	—	22,554

Net Operating Income (NOI)
Same-store portfolio	7,943	21,781	—	10,269	—	39,993
Non same-store - acquired and in development (1)	—	2,013	—	—	—	2,013
Total	$7,943	$23,794	$—	$10,269	$—	$42,006

Same-store portfolio NOI GAAP basis (from above)	$7,943	$21,781	$—	$10,269	$—	$39,993
Straight-line revenue, net for same-store properties	6	(435)	—	(45)	—	(474)
FAS 141 Min Rent	(166)	45	—	(89)	—	(210)
Amortization of lease intangibles for same-store properties	—	142	—	56	—	198
Same-store portfolio NOI, cash basis	$7,783	$21,533	$—	$10,191	$—	$39,507

Reconciliation of NOI to net income
Total NOI	$7,943	$23,794	$—	$10,269	$—	$42,006
Depreciation and amortization	(3,037)	(14,291)	—	(3,530)	(265)	(21,123)
General and administrative	—	—	—	—	(3,862)	(3,862)
Interest expense	(1,671)	(2,602)	—	(275)	(11,642)	(16,190)
Other income	—	—	—	—	239	239
Acquisition costs	—	—	—	—	(213)	(213)
Discontinued operations:
Income from operations of properties sold or held for sale (1)	—	463	2,820	—	—	3,283
Gain on sale of real estate	—	—	—	—	3,195	3,195
Net income (loss)	3,235	7,364	2,820	6,464	(12,548)	7,335
Net income attributable to noncontrolling interests	—	—	—	—	—	—
Net income (loss) attributable to the controlling interests	$3,235	$7,364	$2,820	$6,464	$(12,548)	$7,335
(1) For a list of non-same-store properties and held for sale and sold properties, see page 14 of this Supplemental.

Net Operating Income (NOI) by Region

Washington REIT Portfolio		Washington REIT Portfolio
Maryland/Virginia/DC		Inside & Outside the Beltway

	Percentage of GAAP NOI		Percentage of GAAP NOI
	Q1 2014		Q1 2014
DC		Inside the Beltway
Multifamily	4.6%	Multifamily	16.8%
Office	22.6%	Office	33.8%
Retail	0.8%	Retail	7.7%
	28.0%		58.3%
Maryland		Outside the Beltway
Multifamily	2.8%	Multifamily	3.3%
Office	10.5%	Office	21.6%
Retail	16.9%	Retail	16.8%
	30.2%		41.7%
Virginia
Multifamily	12.7%	Total Portfolio	100.0%
Office	22.2%
Retail	6.9%
	41.8%

Total Portfolio	100.0%

Same-Store and Overall Physical Occupancy Levels by Sector

	Physical Occupancy - Same-Store Properties (1)
Sector	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Multifamily	92.7%	92.6%	94.1%	93.1%	93.8%
Office	86.9%	86.6%	86.6%	86.4%	85.5%
Retail	93.6%	91.3%	91.4%	93.2%	92.4%

Overall Portfolio	90.2%	89.4%	89.8%	90.0%	89.5%

	Physical Occupancy - All Properties
Sector	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Multifamily	92.2%	92.1%	94.1%	93.1%	93.8%
Office	83.7%	85.7%	86.1%	86.3%	85.4%
Medical Office	—%	89.0%	84.6%	84.8%	85.2%
Retail	93.6%	91.3%	91.4%	93.2%	92.4%

Overall Portfolio	88.4%	88.8%	88.7%	89.1%	88.6%

(1) Non same-store properties were:
Acquisitions:
Multifamily - The Paramount and Yale West
Office - The Army Navy Club Building
Redevelopment:
Office - 7900 Westpark Drive
Held for sale and sold properties:
Office - The Atrium Building
Medical Office/Office - The Medical Office Portfolio (see Supplemental Definitions on page 31 for list of properties included in the Medical Office Portfolio)

Same-Store Portfolio and Overall Economic Occupancy Levels by Sector

	Economic Occupancy - Same-Store Properties(1)
Sector	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Multifamily	91.9%	92.4%	93.5%	92.7%	93.1%
Office	88.2%	87.3%	87.5%	86.7%	86.3%
Retail	92.9%	92.0%	91.5%	92.8%	91.6%

Overall Portfolio	90.0%	89.4%	89.7%	89.3%	88.9%

	Economic Occupancy - All Properties
Sector	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Multifamily	91.6%	92.2%	93.5%	92.7%	93.1%
Office	85.4%	86.0%	86.7%	86.5%	85.6%
Medical Office	87.4%	89.4%	87.1%	87.2%	87.6%
Retail	92.9%	92.0%	91.5%	92.8%	91.6%

Overall Portfolio	88.2%	88.6%	88.7%	88.7%	88.2%

(1) Non same-store properties were:
Acquisitions:
Multifamily - The Paramount and Yale West
Office - The Army Navy Club Building
Redevelopment:
Office - 7900 Westpark Drive
Held for sale and sold properties:
Office - The Atrium Building
Medical Office/Office - The Medical Office Portfolio (see Supplemental Definitions on page 31 for list of properties included in the Medical Office Portfolio)

Acquisition and Disposition Summary
March 31, 2014
(in thousands)
0,

Acquisition Summary
		Acquisition Date	# of Units	Square Feet	3/31/2014 Leased Percentage	Investment	Mortgage Assumed
Yale West	Washington, DC	February 21, 2014	216		88%	$73,000	$48,221
The Army Navy Club Building	Washington, DC	March 26, 2014		108,000	100%	79,000	52,640
						$152,000	$100,861
2012

Disposition Summary
	Disposition Date	Property Type	Square Feet	Contract Sales Price	GAAP Gain
Medical Office Portfolio Transactions III & IV	January 21, 2014	Medical Office	427,011	$193,561	$106,273

Development/Re-Development Summary
March 31, 2014
(in thousands)

Property and Location	Total Rentable Square Feet or # of Units	Anticipated Total Cost	Cost to Date	Draws on Construction Loan to Date	Anticipated Construction Completion Date	Leased %
Development Summary
650 N. Glebe Road, Arlington, VA	163 units & 2,200 square feet retail	$49,904	$29,323	$10,495	fourth quarter 2014	N/A

Re-Development Summary
7900 Westpark Drive, McLean, VA	528,000 square feet	$35,000	$3,915	N/A	first quarter 2015	73%

Commercial Leasing Summary - New Leases

	1st Quarter 2014		4th Quarter 2013			3rd Quarter 2013		2nd Quarter 2013		1st Quarter 2013
Gross Leasing Square Footage
Office Buildings	43,243		144,675			147,194		94,191		65,566
Medical Office Buildings	—		3,826			5,804		3,082		15,629
Retail Centers	29,527		22,631			49,396		6,240		46,100
Total	72,770		171,132		171,132	202,394		103,513		127,295
Weighted Average Term (yrs)
Office Buildings	7.3		7.2			11.1		7.8		8.5
Medical Office Buildings	0.0		10.3			5.2		5.4		7.2
Retail Centers	9.6		7.8			9.8		7.1		7.3
Total	8.2		7.3			10.6		7.6		7.9

Rental Rate Increases:	GAAP	CASH	GAAP	CASH		GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$28.65	$30.53	$31.31	$32.29		$32.66	$33.28	$28.28	$29.07	$29.14	$30.36
Medical Office Buildings	—	—	29.56	31.13		39.59	41.07	31.53	34.17	33.53	35.53
Retail Centers	25.27	25.96	26.23	26.91		19.86	20.06	31.31	31.71	10.26	10.26
Total	$27.28	$28.68	$30.42	$31.35		$29.73	$30.28	$28.56	$29.38	$22.84	$23.72

Rate on new leases
Office Buildings	$32.53	$29.86	$33.78	$31.31		$33.06	$28.74	$30.34	$27.53	$31.96	$28.86
Medical Office Buildings	—	—	34.78	30.43		40.01	37.73	30.97	29.12	36.67	33.94
Retail Centers	30.77	27.66	27.74	26.04		23.45	22.02	33.54	31.98	19.12	19.04
Total	$31.81	$28.97	$32.78	$30.39		$30.91	$27.36	$30.55	$27.84	$27.89	$25.93

Percentage Increase
Office Buildings	13.6%	(2.2)%	7.9%	(3.0)%		1.2%	(13.7)%	7.3%	(5.3)%	9.7%	(4.9)%
Medical Office Buildings	—%	—%	17.7%	(2.3)%		1.1%	(8.1)%	(1.8)%	(14.8)%	9.4%	(4.5)%
Retail Centers	21.7%	6.5%	5.8%	(3.2)%		18.1%	9.8%	7.1%	0.8%	86.3%	85.5%
Total	16.6%	1.0%	7.8%	(3.1)%		4.0%	(9.7)%	7.0%	(5.3)%	22.1%	9.3%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft		Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$1,955,769	$45.23	$6,189,544	$42.78		$8,230,229	$55.91	$3,285,080	$34.88	$2,941,901	$44.87
Medical Office Buildings	—	—	63,587	16.62		101,630	17.51	67,248	21.82	513,774	32.87
Retail Centers	38,923	1.32	215,340	9.52		751,184	15.21	119,800	19.20	2,307,500	50.05
Subtotal	$1,994,692	$27.41	$6,468,471	$37.80		$9,083,043	$44.88	$3,472,128	$33.55	$5,763,175	$45.27
Leasing Commissions and Incentives
Office Buildings	$1,207,798	$27.93	$4,353,688	$30.09		$6,781,162	$46.07	$2,173,271	$23.08	$2,041,020	$31.13
Medical Office Buildings	—	—	91,665	23.96		99,930	17.22	42,827	13.90	223,311	14.29
Retail Centers	388,220	13.15	180,197	7.96		517,974	10.49	71,769	11.50	303,796	6.59
Subtotal	$1,596,018	$21.93	$4,625,550	$27.03		$7,399,066	$36.56	$2,287,867	$22.10	$2,568,127	$20.18
Tenant Improvements and Leasing Commissions and Incentives
Office Buildings	$3,163,567	$73.16	$10,543,232	$72.87		$15,011,391	$101.98	$5,458,351	$57.96	$4,982,921	$76.00
Medical Office Buildings	—	—	155,252	40.58		201,560	34.73	110,075	35.72	737,085	47.16
Retail Centers	427,143	14.47	395,537	17.48		1,269,158	25.70	191,569	30.70	2,611,296	56.64
Total	$3,590,710	$49.34	$11,094,021	$64.83		$16,482,109	$81.44	$5,759,995	$55.65	$8,331,302	$65.45

Commercial Leasing Summary - Renewal Leases

	1st Quarter 2014		4th Quarter 2013		3rd Quarter 2013		2nd Quarter 2013		1st Quarter 2013
Gross Leasing Square Footage
Office Buildings	60,108		201,109		140,894		92,245		192,943
Medical Office Buildings	—		12,232		24,471		49,383		21,294
Retail Centers	27,100		38,995		112,736		172,474		46,124
Total	87,208		252,336		278,101		314,102		260,361
Weighted Average Term (yrs)
Office Buildings	7.0		5.8		6.6		3.5		2.7
Medical Office Buildings	0.0		7.8		3.0		10.4		5.0
Retail Centers	3.3		4.0		7.3		5.3		4.8
Total	5.8		5.7		6.5		5.6		3.3

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$32.71	$35.31	$30.12	$33.00	$38.86	$40.53	$30.72	$32.10	$29.74	$31.56
Medical Office Buildings	—	—	32.36	34.47	27.49	29.14	31.60	34.20	37.92	40.11
Retail Centers	27.54	30.66	17.51	18.22	20.07	20.74	7.78	7.89	28.27	29.13
Total	$31.26	$34.05	$28.28	$30.79	$30.25	$31.50	$18.27	$19.14	$30.15	$31.83

Rate on new leases
Office Buildings	$37.02	$34.06	$35.30	$32.88	$42.04	$39.42	$32.51	$31.62	$31.81	$31.40
Medical Office Buildings	—	—	36.28	33.16	29.48	28.82	35.23	32.72	39.34	37.20
Retail Centers	30.92	30.08	17.91	17.62	24.43	22.89	8.74	8.53	30.40	29.32
Total	$35.36	$33.03	$32.66	$30.53	$33.80	$31.79	$19.88	$19.11	$32.18	$31.51

Percentage Increase
Office Buildings	13.2%	(3.6)%	17.2%	(0.4)%	8.2%	(2.7)%	5.8%	(1.5)%	7.0%	(0.5)%
Medical Office Buildings	—%	—%	12.1%	(3.8)%	7.2%	(1.1)%	11.5%	(4.3)%	3.7%	(7.2)%
Retail Centers	12.3%	(1.9)%	2.3%	(3.3)%	21.7%	10.4%	12.3%	8.1%	7.5%	0.7%
Total	13.1%	(3.0)%	15.5%	(0.8)%	11.7%	0.9%	8.9%	(0.1)%	6.7%	(1.0)%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$896,712	$14.92	$7,573,493	$37.66	$2,788,460	$19.79	$565,393	$6.12	$1,035,279	$5.37
Medical Office Buildings	—	—	183,219	14.98	114,252	4.67	639,396	12.94	189,280	8.89
Retail Centers	—	—	—	—	28,600	0.25	65,261	0.38	—	—
Subtotal	$896,712	$10.28	$7,756,712	$30.74	$2,931,312	$10.54	$1,270,050	$4.04	$1,224,559	$4.70
Leasing Commissions and Incentives
Office Buildings	$1,318,800	$21.94	$4,065,164	$20.21	$2,747,403	$19.50	$220,889	$2.40	$454,823	$2.35
Medical Office Buildings	—	—	143,190	11.71	68,973	2.82	125,662	2.55	125,097	5.87
Retail Centers	32,300	1.19	32,725	0.84	176,809	1.57	82,993	0.48	75,176	1.63
Subtotal	$1,351,100	$15.49	$4,241,079	$16.80	$2,993,185	$10.77	$429,544	$1.37	$655,096	$2.52
Tenant Improvements and Leasing Commissions and Incentives
Office Buildings	$2,215,512	$36.86	$11,638,657	$57.87	$5,535,863	$39.29	$786,282	$8.52	$1,490,102	$7.72
Medical Office Buildings	—	—	326,409	26.69	183,225	7.49	765,058	15.49	314,377	14.76
Retail Centers	32,300	1.19	32,725	0.84	205,409	1.82	148,254	0.86	75,176	1.63
Total	$2,247,812	$25.77	$11,997,791	$47.54	$5,924,497	$21.31	$1,699,594	$5.41	$1,879,655	$7.22

10 Largest Tenants - Based on Annualized Rent
March 31, 2014

Tenant	Number of Buildings	Weighted Average Remaining Lease Term in Months	Percentage of Aggregate Portfolio Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Occupied Square Feet
World Bank	1	33	6.17%	210,354	3.50%
Advisory Board Company	1	62	3.53%	181,101	3.01%
Booz Allen Hamilton, Inc.	1	22	2.89%	222,989	3.71%
Engility Corporation	1	42	2.76%	140,400	2.33%
Patton Boggs LLP	1	37	2.51%	110,566	1.84%
Sunrise Assisted Living, Inc.	1	6	1.49%	81,987	1.36%
Epstein, Becker & Green, P.C.	1	33	1.40%	53,427	0.89%
General Services Administration	3	56	1.36%	52,282	0.87%
ManTech International Corporation	2	10	1.35%	68,846	1.14%
George Washington University	2	29	1.33%	69,775	1.16%
Total/Weighted Average		34	24.79%	1,191,727	19.81%

Industry Diversification
March 31, 2014

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Professional, Scientific, and Technical Services	$66,169,123	37.34%	2,040,539	34.08%
Credit Intermediation and Related Activities	17,119,333	9.66%	329,416	5.50%
Religious, Grantmaking, Civic, Professional, and Similar Organizations	11,010,727	6.21%	303,120	5.06%
Food Services and Drinking Places	8,297,059	4.68%	269,798	4.51%
Food and Beverage Stores	6,797,396	3.84%	342,197	5.72%
Executive, Legislative, and Other General Government Support	5,929,121	3.35%	171,587	2.87%
Educational Services	5,785,393	3.26%	182,278	3.04%
Ambulatory Health Care Services	4,481,843	2.53%	145,082	2.42%
Health and Personal Care Stores	3,592,835	2.03%	102,574	1.71%
Broadcasting (except Internet)	3,512,874	1.98%	90,810	1.52%
Personal and Laundry Services	3,483,407	1.97%	110,570	1.85%
Sporting Goods, Hobby, Book, and Music Stores	3,233,587	1.82%	199,925	3.34%
Electronics and Appliance Stores	3,104,302	1.75%	170,066	2.84%
Administrative and Support Services	3,098,113	1.75%	87,688	1.46%
Furniture and Home Furnishings Stores	3,014,232	1.70%	153,629	2.57%
Miscellaneous Store Retailers	3,002,674	1.69%	164,342	2.74%
Clothing and Clothing Accessories Stores	2,795,759	1.58%	139,623	2.33%
Publishing Industries (except Internet)	2,724,621	1.54%	79,659	1.33%
Nursing and Residential Care Facilities	2,717,923	1.53%	81,987	1.37%
Amusement, Gambling, and Recreation Industries	2,317,634	1.31%	123,363	2.06%
General Merchandise Stores	1,875,727	1.06%	221,503	3.70%
Telecommunications	1,563,277	0.88%	41,334	0.69%
Real Estate	1,532,144	0.86%	47,869	0.80%
Securities, Commodity Contracts, and Other Financial Investments and Related Activities	846,718	0.48%	29,433	0.49%
Social Assistance	826,992	0.47%	36,441	0.61%
Insurance Carriers and Related Activities	745,889	0.42%	24,847	0.42%

Industry Diversification (continued)
March 31, 2014

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Chemical Manufacturing	673,448	0.38%	15,572	0.26%
Construction of Buildings	594,351	0.34%	19,643	0.33%
Merchant Wholesalers, Durable Goods	575,253	0.32%	31,100	0.52%
Transportation Equipment Manufacturing	542,685	0.31%	19,864	0.33%
Motor Vehicle and Parts Dealers	511,071	0.29%	34,932	0.58%
Repair and Maintenance	463,689	0.26%	21,598	0.36%
Merchant Wholesalers, Nondurable Goods	459,011	0.26%	29,106	0.49%
Other	3,796,808	2.15%	125,596	2.10%
Total	$177,195,019	100.00%	$5,987,091	100.00%

Lease Expirations
March 31, 2014

Year	Number of Leases	Rentable Square Feet	Percent of Rentable Square Feet	Annualized Rent *	Average Rental Rate	Percent of Annualized Rent *
Office:
2014	63	357,496	8.81%	$11,972,147	$33.49	7.61%
2015	98	583,519	14.38%	23,521,068	40.31	14.94%
2016	98	629,466	15.52%	21,228,629	33.72	13.49%
2017	69	470,099	11.59%	18,376,267	39.09	11.68%
2018	70	306,084	7.55%	11,383,285	37.19	7.23%
2019 and thereafter	201	1,710,004	42.15%	70,907,177	41.47	45.05%
	599	4,056,668	100.00%	$157,388,573	38.80	100.00%
Retail:
2014	35	86,290	3.96%	$1,964,025	22.76	3.99%
2015	51	366,670	16.85%	7,312,659	19.94	14.85%
2016	28	202,462	9.30%	4,297,721	21.23	8.73%
2017	43	252,837	11.62%	6,749,070	26.69	13.70%
2018	39	361,473	16.61%	5,276,994	14.60	10.71%
2019 and thereafter	109	906,909	41.66%	23,649,769	26.08	48.02%
	305	2,176,641	100.00%	$49,250,238	22.63	100.00%
Total:
2014	98	443,786	7.12%	13,936,172	31.40	6.74%
2015	149	950,189	15.24%	30,833,727	32.45	14.92%
2016	126	831,928	13.35%	25,526,350	30.68	12.35%
2017	112	722,936	11.60%	25,125,337	34.75	12.16%
2018	109	667,557	10.71%	16,660,279	24.96	8.06%
2019 and thereafter	310	2,616,913	41.98%	94,556,946	36.13	45.77%
	904	6,233,309	100.00%	$206,638,811	33.15	100.00%

* Annualized Rent is equal to the rental rate effective at lease expiration (cash basis) multiplied by 12.

Schedule of Properties
March 31, 2014

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET
Office Buildings
1901 Pennsylvania Avenue	Washington, DC	1977	1960	101,000
51 Monroe Street	Rockville, MD	1979	1975	221,000
515 King Street	Alexandria, VA	1992	1966	75,000
6110 Executive Boulevard	Rockville, MD	1995	1971	201,000
1220 19th Street	Washington, DC	1995	1976	104,000
1600 Wilson Boulevard	Arlington, VA	1997	1973	166,000
7900 Westpark Drive	McLean, VA	1997	1972/1986/1999	528,000
600 Jefferson Plaza	Rockville, MD	1999	1985	113,000
Wayne Plaza	Silver Spring, MD	2000	1970	96,000
Courthouse Square	Alexandria, VA	2000	1979	115,000
One Central Plaza	Rockville, MD	2001	1974	266,000
1776 G Street	Washington, DC	2003	1979	263,000
West Gude Drive	Rockville, MD	2006	1984/1986/1988	276,000
Monument II	Herndon, VA	2007	2000	208,000
2000 M Street	Washington, DC	2007	1971	230,000
2445 M Street	Washington, DC	2008	1986	290,000
925 Corporate Drive	Stafford, VA	2010	2007	133,000
1000 Corporate Drive	Stafford, VA	2010	2009	136,000
1140 Connecticut Avenue	Washington, DC	2011	1966	183,000
1227 25th Street	Washington, DC	2011	1988	135,000
Braddock Metro Center	Alexandria, VA	2011	1985	345,000
John Marshall II	Tysons Corner, VA	2011	1996/2010	223,000
Fairgate at Ballston	Arlington, VA	2012	1988	142,000
The Army Navy Club Building	Washington, DC	2014	1912/1987	108,000
Subtotal				4,658,000

Schedule of Properties (continued)
March 31, 2014

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET
Retail Centers
Takoma Park	Takoma Park, MD	1963	1962	51,000
Westminster	Westminster, MD	1972	1969	150,000
Concord Centre	Springfield, VA	1973	1960	76,000
Wheaton Park	Wheaton, MD	1977	1967	74,000
Bradlee Shopping Center	Alexandria, VA	1984	1955	168,000
Chevy Chase Metro Plaza	Washington, DC	1985	1975	49,000
Montgomery Village Center	Gaithersburg, MD	1992	1969	197,000
Shoppes of Foxchase	Alexandria, VA	1994	1960/2006	134,000
Frederick County Square	Frederick, MD	1995	1973	227,000
800 S. Washington Street	Alexandria, VA	1998/2003	1955/1959	47,000
Centre at Hagerstown	Hagerstown, MD	2002	2000	332,000
Frederick Crossing	Frederick, MD	2005	1999/2003	295,000
Randolph Shopping Center	Rockville, MD	2006	1972	82,000
Montrose Shopping Center	Rockville, MD	2006	1970	145,000
Gateway Overlook	Columbia, MD	2010	2007	223,000
Olney Village Center	Olney, MD	2011	1979/2003	199,000
Subtotal				2,449,000

Schedule of Properties (continued)
March 31, 2014

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET (1)
Multifamily Buildings / # units
3801 Connecticut Avenue / 307	Washington, DC	1963	1951	179,000
Roosevelt Towers / 191	Falls Church, VA	1965	1964	170,000
Country Club Towers / 227	Arlington, VA	1969	1965	159,000
Park Adams / 200	Arlington, VA	1969	1959	173,000
Munson Hill Towers / 279	Falls Church, VA	1970	1963	258,000
The Ashby at McLean / 256	McLean, VA	1996	1982	274,000
Walker House Apartments / 212	Gaithersburg, MD	1996	1971/2003	157,000
Bethesda Hill Apartments / 195	Bethesda, MD	1997	1986	225,000
Bennett Park / 224	Arlington, VA	2007	2007	214,000
Clayborne / 74	Alexandria, VA	2008	2008	60,000
Kenmore Apartments / 374	Washington, DC	2008	1948	268,000
The Paramount / 135	Arlington, VA	2013	1984	141,000
Yale West / 216	Washington, DC	2014	2011	173,000
Subtotal (2,890 units)				2,451,000
TOTAL				9,558,000
(1) Multifamily buildings are presented in gross square feet.

Supplemental Definitions
March 31, 2014

Adjusted EBITDA (a non-GAAP measure) is earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt and gain/loss from non-disposal activities.

Annualized base rent ("ABR") is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt service coverage ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.

Debt to total market capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to fixed charges ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.

Economic occupancy is calculated as actual real estate rental revenue recognized for the period indicated as a percentage of gross potential real estate rental revenue for that period. We determine gross potential real estate rental revenue by valuing occupied units or square footage at contract rates and vacant units or square footage at market rates for comparable properties. We do not consider percentage rents and expense reimbursements in computing economic occupancy percentages.

Funds from operations ("FFO") is defined by The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) in an April, 2002 White Paper as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property and impairment of depreciable real estate, plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. FFO is a non-GAAP measure.

Core Funds From Operations ("Core FFO") is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) severance expense related to corporate reorganization and related to the CEO's retirement and (4) property impairments not already excluded from FFO, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Funds Available for Distribution ("FAD") is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles , (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Core Funds Available for Distribution ("Core FAD") is calculated by adjusting FAD for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) non-share-based severance expense related to corporate reorganization and related to the CEO's retirement and (4) property impairments not already excluded from FAD, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FAD serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

The Medical Office Portfolio consists of every medical property, as well as undeveloped land, 4661 Kenmore Ave, and two office properties, Woodholme Center and 6565 Arlington Boulevard. We entered into four separate purchase and sale agreements. Transaction I of the Medical Office Portfolio sale and purchase agreement consists of medical office properties (2440 M Street, 15001 Shady Grove Road, 15505 Shady Grove Road, 19500 at Riverside Park formerly Lansdowne Medical Office Building, 9707 Medical Center Drive, CentreMed I and II, 8301 Arlington Boulevard, Sterling Medical Office Building, Shady Grove Medical Village II, Alexandria Professional Center, Ashburn Farm Office Park I, Ashburn Farm Office Park II, Ashburn Farm Office Park III and Woodholme Medical Office Building) and two office properties (6565 Arlington Boulevard and Woodholme Center). Transaction II of the Medical Office Portfolio purchase and sale agreement consist of undeveloped land (4661 Kenmore Ave). Transaction III of the Medical Office Portfolio purchase and sale agreement consists of medical office properties (Woodburn Medical Park I and Woodburn Medical Park II). Transaction IV of the Medical Office Portfolio purchase and sale agreement consists of a medical office properties (Prosperity Medical Center I and II, and Prosperity Medical Center III).

Physical occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period.

Recurring capital expenditures represent non-accretive building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant's term.

Same-store portfolio properties include all stabilized properties that were owned for the entirety of the current and prior reporting periods, and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

Same-store portfolio net operating income (NOI) growth is the change in the NOI of the same-store portfolio properties from the prior reporting period to the current reporting period.